Exhibit 4.4(a)

SUPPLEMENTAL REGISTRATION RIGHTS AGREEMENT

This Supplemental Registration Rights Agreement, dated as of July 27, 2005 (this “Supplemental Registration Rights Agreement”), is entered into by and among Comtech Tolt Technologies, Inc., (the “New Subsidiary Guarantor”) and Comtech Telecommunications Corp. (together with its successors and assigns, the “Company”), each other then existing Subsidiary Guarantor under the Registration Rights Agreement referred to below.

WHEREAS, the Company, the Subsidiary Guarantors and Bear, Stearns & Co. Inc., as Initial Purchaser, heretofore executed and delivered a Registration Rights Agreement, dated January 27, 2004 (as amended, supplemented, waived or otherwise modified, the “Registration Rights Agreement”) in respect of the 2.0% Convertible Senior Notes due 2024 issued by the Company (the “Securities”). All capitalized terms not otherwise defined herein shall have the same meaning as set forth in the Registration Rights Agreement;

WHEREAS, Section 10(b) of the Registration Rights Agreement provides that the Company is required to cause certain Subsidiaries of the Company that become a Guarantor under the Indenture to execute and deliver to the Trustee a Supplemental Registration Rights Agreement; and

WHEREAS, pursuant to Section 10(b) of the Registration Rights Agreement, the Trustee and the Company are authorized to execute and deliver this Supplemental Registration Rights Agreement to amend the Registration Rights Agreement without the consent of any Holder;

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the New Subsidiary Guarantor, the Company, the other Subsidiary Guarantors and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Securities as follows:

ARTICLE I

Agreement to be Bound

SECTION 1.1.  Agreement to be Bound. The New Subsidiary Guarantor hereby becomes a party to the Registration Rights Agreement as a Guarantor and as such will have all of the rights and be subject to all of the obligations and agreements of a Guarantor under the Registration Rights Agreement. The New Subsidiary Guarantor agrees to be bound by all of the provisions of the Registration Rights Agreement applicable to a Guarantor and to perform all of the obligations and agreements of a Guarantor under the Registration Rights Agreement.

ARTICLE II

Miscellaneous

SECTION 2.1.  Notices. All notices and other communications to the New Guarantor shall be given as provided in the Registration Rights Agreement to the New Guarantor, at its address set forth below, with a copy to the Company as provided in the Registration Rights Agreement for notices to the Company.

SECTION 2.2.  Governing Law. This Supplemental Registration Rights Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

SECTION 2.3.  Severability Clause. In case any provision in this Supplemental Registration Rights Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby and such provision shall be ineffective only to the extent of such invalidity, illegality or unenforceability.

SECTION 2.4.  Counterparts. The parties hereto may sign one or more copies of this Supplemental Registration Rights Agreement in counterparts, all of which together shall constitute one and the same agreement.

SECTION 2.5.  Headings. The headings of the Articles and the sections in this Supplemental Registration Rights Agreement are for convenience of reference only and shall not be deemed to alter or affect the meaning or interpretation of any provisions hereof.

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Registration Rights Agreement to be executed as of the date first written above.

COMTECH TOLT TECHNOLOGIES, INC.,
as New Guarantor

By:  /s/ Fred Kornberg

Name: Fred Kornberg
Title: Chief Executive Officer

COMTECH TELECOMMUNICATIONS CORP.,
as Issuer

By:  /s/ Fred Kornberg

Name: Fred Kornberg
Title: Chief Executive Officer

Guarantors:

COMTECH ANTENNA SYSTEMS, INC.

By:  /s/ Fred Kornberg

Name: Fred Kornberg
Title: Chief Executive Officer

COMTECH EF DATA CORP.

By:  /s/ Fred Kornberg

Name: Fred Kornberg
Title: Chief Executive Officer

COMTECH SYSTEMS, INC.

By:  /s/ Fred Kornberg

Name: Fred Kornberg
Title: Chief Executive Officer

COMTECH AHA CORPORATION

By:  /s/ Fred Kornberg

Name: Fred Kornberg
Title: Chief Executive Officer

COMTECH VIPERSAT NETWORKS INC.

By:  /s/ Fred Kornberg

Name: Fred Kornberg
Title: Chief Executive Officer

COMTECH PST CORP.

By:  /s/ Fred Kornberg

Name: Fred Kornberg
Title: Chief Executive Officer

COMTECH MOBILE DATACOM CORP.

By:  /s/ Fred Kornberg

Name: Fred Kornberg
Title: Chief Executive Officer